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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Fred's, Inc.
Memphis, Tennessee


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-68479 and No. 333-83918) and on Form S-8 (No. 33-48380, No. 33-67606 and No. 333-103904) of Fred's, Inc. of our reports dated April 12, 2006, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Fred's, Inc.'s internal control over financial reporting, which appears in this Form 10-K for the year ended January 28, 2006.






/s/ BDO Seidman, LLP


April 12, 2006
Memphis, Tennessee